Exhibit 99.1

TOR Minerals to Webcast Its 2005 Fourth Quarter Earnings Conference Call

CORPUS CHRISTI, Texas, February 24, 2006 -- TOR Minerals International (Nasdaq: TORM) announced today that it will webcast its fiscal 2005 Fourth Quarter and Annual earnings results conference call on Wednesday, March 1, 2006 at 5:00 p.m. EST, 4:00 p.m. CST. The call will be led by Richard Bowers, President and CEO, and Woody Haas, CFO, of TOR Minerals.

The call will be available via the internet at the company's homepage, http://www.torminerals.com. Fourth Quarter results will be released after the market's close on March 1.

Based in Corpus Christi, Texas, TOR Minerals is an international manufacturer of specialty mineral products for high performance applications with plants and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business development, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg Beacon Street Group, LLC
(817) 310-0051

Ken Pieper Beacon Street Group
972-618-6924